UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2026

Four Corners Property Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37538	47-4456296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Redwood Highway Suite 3215
Mill Valley, California		94941
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2026, Four Corners Property Trust, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) elected Michael Friedland, aged 66, as a member of the Board, effective April 1, 2026. Mr. Friedland will serve as a director of the Board with a term expiring at the 2026 annual meeting of stockholders and until his successor has been duly elected and qualified. The Board has affirmatively determined that Mr. Friedland is an independent director pursuant to the listing standards of the New York Stock Exchange. In doing so, the Board considered Mr. Friedland's prior employment with JPMorgan Chase Bank, N.A. (“JPM”) and the Company's ordinary course banking relationships with JPM and determined that such relationships are not material and do not affect Mr. Friedland's independence under New York Stock Exchange listing standards. Further, the Board also determined that Mr. Friedland does not have any direct or indirect interest in the Company's banking arrangements with JPM and that such arrangements do not impair his ability to exercise independent judgment as a member of the Board.

Mr. Friedland will serve on the Company's Investment Committee and Nominating and Governance Committee. With this addition, the Board will be comprised of eight members, seven of whom are independent, 50% of whom are female and 25% of whom are from underrepresented groups. Mr. Friedland will receive the standard director compensation that the Company provides to its non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation program is described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2025.

Mr. Friedland has extensive experience in corporate and real estate finance, banking, risk and credit, investment grade and leveraged syndicated finance and credit restructuring and most recently served as Vice Chair of Global Corporate Banking at JPM until his retirement in March 2026. Mr. Friedland worked at JPM for over 30 years. Mr. Friedland started at JPM in 1994 as a Managing Director in the Syndicated and Leveraged Finance Group, in which role he was responsible for capital markets and distribution. Mr. Friedland was the Head of the Real Estate Special Credits and Workout Group from 2010 to 2012. Mr. Friedland was promoted to Group Manager of Global Corporate Banking-Real Estate in 2012, in which role he was responsible for broad-based client coverage of a range of public and private real estate companies, and was subsequently promoted to Vice Chair of Global Corporate Banking in 2022. Prior to JPM, Mr. Friedland held various roles within real estate banking coverage in the New York metropolitan area, including real estate special credits during the S&L crisis. Mr. Friedland started his career at Bankers Trust Corporation as a member of the Real Estate Industries Team. Mr. Friedland holds an M.B.A. in Finance from New York University and a B.A., cum laude, from Tufts University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated April 1, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

Date:	April 1, 2026	By:	/s/ JAMES L. BRAT
James L. Brat Chief Operations Officer, Chief Legal Officer and Secretary